UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2019

Commission File Number: 333-222978

OBITX, INC.
(Exact name of registrant as specified in charter)
Delaware	82-1091922
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

4720 Salisbury Road Jacksonville, FL	32256
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number	570-778-6459

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

As used in this report, the terms “Company,” “our company,” “us,” “OBITX,”, “we” and “our” refer to OBITX, Inc. unless the context requires otherwise

Item 4.01 Change in Registrant’s Auditors.

          (a) Replacement of Independent Registered Public Accountant

On August 27, 2019, the Board of Directors (the “Board”) of OBITX, Inc. (the “Company”) resolved to replace Dov Weinstein & Co., CPA (“Dov Weinstein”) as the Company’s independent registered public accounting firm with the accounting firm of M&K CPAS, PLLC (“M&K CPAS”).

During the year ended January 31, 2019 there were no disagreements with Dov Weinstein (as defined in Item 304(a)(1)(iv) of Regulation S-K) on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Dov Weinstein, would have caused them to make reference thereto in their report on financial statements for such years.

During the year ended January 31, 2019 and through August 27, 2019, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided Dov Weinstein with a copy of this report and has requested that Dov Weinstein furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the content of this report. As of the time of this filing, Dov Weinstein has not provided the Company with such letter. Upon receipt of the letter from Dov Weinstein, the Company will file the letter with the SEC by amendment to this report.

          (b) Engagement of Independent Registered Public Accountant

On August 27, 2019, the Board resolved to engage the accounting firm of M&K CPAS, PLLC as the Company’s new independent registered public accounting firm.

During the most recent fiscal years ended January 31, 2019 and January 31, 2018, prior to the engagement of M&K CPAS, the Company did not consult with M&K CPAS with regard to (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements; and further, M&K CPAS has not provided written or oral advice to the Company that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event (as described in Item 304(a)(1)(iv) of Regulation S-K).

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OBITX, INC.

Date: September 3, 2019	By:	/s/ Alex Mardikian
Alex Mardikian, Chief Executive Officer

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